SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 15, 2007
ALLIED SYSTEMS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia		30030

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 373-4285
Allied Holdings, Inc.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     The description of the debtor-in-possession financing set forth in response to Item 2.03 below is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     On May 15, 2007, Allied Systems Holdings, Inc., formerly Allied Holdings, Inc. (“Allied” or the “Company”), restructured its existing $315 million debtor-in-possession credit facility with various lenders from time to time party thereto, Goldman Sachs Credit Partners L.P., as lead Arranger and Syndication Agent, and The CIT Group/Business Credit, Inc., as Administrative Agent and Collateral Agent into (1) an amended and restated $265 million first lien credit facility (the “First Lien Facility”) with Goldman Sachs Credit Partners L.P., as lead Arranger and Syndication Agent, and The CIT Group/Business Credit, Inc., as Administrative Agent and Collateral Agent and (2) a $50 million second lien term loan facility with Goldman Sachs Credit Partners L.P., as lead Arranger, Syndication Agent, Administrative Agent and Collateral Agent. As amended and restated, the First Lien Facility provides for aggregate financing of $265 million comprised of a $180 million secured term loan facility (the “First Lien Term Facility”), a $50 million synthetic letter of credit facility (the “Letter of Credit Facility”) and a $35 million senior secured revolving credit facility (the “Revolver”), which includes a swing-line credit commitment of $10 million. The Second Lien Facility provides for a $50 million secured term loan. All of the proceeds from the Second Lien Facility were used to repay a portion of the outstanding secured term loans under the First Lien Facility prior to its amendment and restatement.
     In connection with Allied’s emergence from bankruptcy, effective May 29, 2007, the DIP Facilities were converted to senior secured credit facilities. As a result of the conversion of the DIP facilities to post-bankruptcy senior secured credit facilities, the First Lien Facility will continue to mature five years after the effective date of the plan of reorganization and the Second Lien Facility will mature five and a half years after the effective date of the plan of reorganization.
     Amounts outstanding under the DIP Facilities will bear interest at the annual rates as follows:
•	First Lien Term Loan Facility - At the Company’s option, either the Base Rate (which is equal to the greater of the prime rate as published from time to time in The Wall Street Journal or the federal funds rate plus one-half of 1% ) plus 3.0%, or of the reserve adjusted Eurodollar Rate plus 4.0%.

•	Second Lien Term Loan Facility - At the Company’s option, either the Base Rate plus 6.5%, or the reserve adjusted Eurodollar Rate plus 7.5%.

•	Revolver -At the Company’s option, either the Base Rate plus 1.0%, or of the reserve adjusted Eurodollar Rate plus 2.0%.
     In addition, among the fees the Company will be charged under the DIP Facilities are the following fees: (A) a credit fee pursuant to the Letter of Credit Facility equal to the reserve adjusted Eurodollar Rate plus 4.15% per annum times the average daily amount deposited by the lenders under the Letter of Credit Facility; (B) a commitment fee of 1.75% per annum times the daily average undrawn portion of the First Lien Term Loan Facility; (C) a commitment fee of 0.375% per annum times the daily average undrawn portion of the Revolver; and (D) a fronting fee under the Letter of Credit Facility of 0.55% of the average daily maximum amount available to be drawn under letters of credit issued under the Letter of Credit Facility.
     The DIP Facilities includes customary affirmative, negative, and financial covenants binding on the Company, including delivery of financial statements and other reports, maintenance of existence, and anti-hoarding of cash. The negative covenants limit the ability of the Company to, among other things, incur debt, incur liens, make investments, sell assets, or declare or pay any dividends on its capital stock. The financial covenants included in the DIP Facilities limit the amount of annual capital expenditures, set forth a maximum total leverage ratio for the Company and minimum interest coverage ratio, and require the Company to maintain minimum consolidated earnings before interest, taxes, depreciation and amortization. In addition, the DIP Facilities require mandatory prepayment with the net cash proceeds from certain asset sales, equity offerings, and any insurance proceeds received by the Company.
     The DIP Facilities include customary events of default including events of default related to (i) failure to make payments when due under the DIP Facilities, (ii) failure to comply with the financial covenants set forth in the DIP Facilities, (iii) defaults under other agreements or instruments of indebtedness, (iv) the conversion of the Chapter 11 Cases to a chapter 7 case or appointment of a Chapter 11 trustee with enlarged powers, (v) the granting of certain other super-priority administrative expense claims or non-permitted liens or the invalidity of liens securing the DIP Facilities, (vi) the stay, amendment or reversal of the bankruptcy court orders approving the DIP Facilities, or (vii) the granting of relief from the automatic stay to holders of security interests in assets of the Company with a book value in excess of $1 million that would have a material adverse effect on the Company or (viii) a change in control of the Company, except as is contemplated by the Company’s Joint Plan of Reorganization.
     Obligations under the First Lien Facility are secured by a first priority lien on 100% of the capital stock of the Company’s domestic and Canadian subsidiaries, 65% of the capital stock of the Company’s direct foreign subsidiaries, all of the Company’s current and after-acquired personal and real property and all intercompany debt. Obligations under the Second Lien Facility are secured by a second priority lien on 100% of the capital stock of the Company’s domestic and Canadian subsidiaries, 65% of the capital stock of the Company’s direct foreign subsidiaries, all of the Company’s current and after-acquired personal and real property and all intercompany debt. The liens securing the Second Lien Facility have been subordinated to the liens securing the First Lien Facility.
     The obligations under the DIP Facilities are entitled to super-priority administrative expense claim status under the U.S. Bankruptcy Code. The DIP Facilities generally permit the ordinary course payment of professionals and administrative expenses prior to the occurrence of an event of default under the DIP Facilities or a default under the bankruptcy court orders approving the DIP Facilities.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED SYSTEMS HOLDINGS, INC.

Dated: May 30, 2007	By:	/s/ Thomas H. King

Name: Thomas H. King Title: Executive Vice President and Chief Financial Officer